UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 27, 2005

SunPower Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51593	94-3008969
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

430 Indio Way, Sunnyvale, California, 94085

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(408) 991-0900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 27, 2005, SunPower Corporation (“SunPower”) entered into a Photovoltaic Module Master Supply Agreement (the “Agreement”) with PowerLight Corporation, PowerLight Systems, AG, and their respective subsidiaries and affiliates (“PowerLight”). The Agreement provides the general terms and conditions pursuant to which SunPower will deliver a total of $330 million worth of solar panels over a period of four years. SunPower’s solar panels will be incorporated into PowerLight’s solar power systems for commercial, government and new home residential customers worldwide. To date, shipments and revenues under the Agreement have been immaterial to SunPower. Volume deliveries under the contract began in this first quarter of 2006 and will ramp up with SunPower’s planned capacity expansion. A copy of the Agreement, with certain portions redacted in order to preserve the confidentiality of certain terms which are the subject of a confidential treatment request submitted to the Securities Exchange Commission (“SEC”), is attached to SunPower’s annual report on Form 10-K, which will be filed with the SEC via EDGAR later today.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2006

SunPower Corporation

By:	/s/ Emmanuel Hernandez
Name:	Emmanuel Hernandez
Title:	Chief Financial Officer